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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in this Registration Statement on Form S-4 of International Steel Group Inc. of our report dated January 29, 2003 relating to the financial statements of Bethlehem Steel Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                              /s/ PricewaterhouseCoopers LLP



Philadelphia, Pennsylvania
August 31, 2004